                                                                   EXHIBIT 10.65



                              PREPAYMENT AGREEMENT
                              --------------------

     This Prepayment Agreement (this "Agreement") is made and entered into by and between Healthaxis Inc., a Pennsylvania corporation ("HAI"), Healthaxis, Ltd., a Texas limited partnership ("Healthaxis"), and Healthaxis.com, Inc., a Pennsylvania corporation ("Healthaxis.com") (HAI, Healthaxis and Healthaxis.com are sometimes collectively referred to herein as the "Company"), and Alvin H. Clemens, an individual (the "Executive"), to be effective as of March 6, 2002.

     WHEREAS, HAI, Healthaxis.com and the Executive previously entered into that certain Agreement of Termination of Employment Contract and First Amendment to Employment Contract dated as of August 15, 2000 (the "August 2000 Agreement"), setting forth various agreements, terms, provisions and conditions regarding Executive's employment with the Company, including certain payment obligations of HAI and Healthaxis.com which were agreed to in consideration for the termination of Executive's previous employment agreement which existed prior to the August 2000 Agreement; and

     WHEREAS, effective as of the close of business on December 31, 2001, all of the business and assets of Healthaxis.com were assigned to Healthaxis, and Healthaxis assumed all of the duties and obligations of Healthaxis.com related thereto, including the duties and obligations of Healthaxis.com under the August 2000 Agreement; and

     WHEREAS, the Company and Executive now desire to agree to the terms upon which the Company will prepay and fully satisfy and discharge all of its obligations to pay any further compensation to the Executive pursuant to Section II and Section III of the August 2000 Agreement, all as more particularly provided in this Agreement.

     NOW, THEREFOR, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and the Executive do hereby agree as follows:

1. The Company has previously made all quarterly payments due to Executive by issuing shares of HAI common stock and making cash payments to Executive in accordance with Sections II and III respectively of the August 2000 Agreement. In full and final payment, satisfaction and discharge of the Company's remaining obligations pursuant to Section II and Section III of the August 2000 Agreement, the Company agrees to issue an additional 358,332 shares of HAI common stock, $0.10 par value, to the Executive as soon as practicable upon execution of this Agreement. Executive hereby agrees to accept the 358,332 shares as payment in full of all of the Company's remaining obligations under such Sections, and Executive hereby acknowledges and agrees that following issuance of the 358,332 shares, no further payment or compensation of any kind shall ever be payable by the Company to Executive under Section II or Section III of the August 2000 Agreement, and the Company shall be deemed to have fully satisfied and discharged its obligation thereunder. The Company acknowledges and agrees that nothing in this agreement shall terminate Executive's health insurance benefits under the terms of the letter agreement dated September 19, 2000, since Executive is



Prepayment Agreement - Page 1
--------------------
     not receiving total cash or stock equivalent compensation in the amount of $2.125 million as a result of this Agreement.

2. Executive acknowledges the assignment by Healthaxis.com and assumption by Healthaxis of the August 2000 Agreement as described above, and agrees that Healthaxis shall be entitled to all the benefits of the August 2000 Agreement as if it had originally been a party to such agreement, including, but not limited to, the benefits of the releases by Executive contained in Section IV of the August 2000 Agreement, and both the Company and the Executive acknowledge and agree that, subject to prepayment in full of the Company's remaining obligations pursuant to Section II and Section III of the August 2000 Agreement in accordance with Section 1 of this Agreement, the August 2000 Agreement shall otherwise continue in full force and effect in accordance with its terms.

     EXECUTED by the parties to be effective as of the date set forth hereinabove.

HEALTHAXIS INC.
---------------


By:
    ----------------------------
       James W. Mclane
       Its: President & CEO
       Dated:
              ------------------

HEALTHAXIS.COM, INC.
--------------------


By:
    ----------------------------
       James W. McLane
       Its: President & CEO
       Dated:
              ------------------

HEALTHAXIS, LTD.
----------------


By:
    ----------------------------
       James W. McLane
       Its: President & CEO
       Dated:
              ------------------

EXECUTIVE:
----------


--------------------------------
Alvin H. Clemens, individually
Dated:
       -------------------------



Prepayment Agreement - Page 2
--------------------